UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2479 E. Bayshore Road, Suite 195 Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the 2018 Plan

On September 16, 2019, the board of directors (the “Board”) of Inpixon (the “Company”) approved an amendment to the Company’s 2018 Employee Stock Incentive Plan to increase the maximum number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) that may be issued in connection with quarterly evergreen increases from 1,000,000 shares of Common Stock to 1,500,000 shares of Common Stock (the “Amendment”). The Board submitted the Amendment to the stockholders of the Company for approval at the Annual Meeting (as defined below). The Amendment was approved by the stockholders at the Annual Meeting.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 31, 2019, the Company held its 2019 annual meeting of stockholders (the “Annual Meeting”). At the beginning of the Annual Meeting, there were 25,470,419 shares of Common Stock present at the Annual Meeting in person or by proxy, which represented 59.15% of the voting power of the shares of Common Stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of Common Stock were entitled to one vote for each share held as of the close of business on September 3, 2019. At the Annual Meeting, the Company’s stockholders approved the following six proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 1, 2019 (the “Proxy Statement”).

Proposal 1. Election of Directors.

Nominee	For	Against	Abstentions	Broker Non-Votes
Nadir Ali	11,836,059	2,771,354	398,788	10,464,218
Wendy Loundermon	13,026,317	1,227,951	751,933	10,464,218
Leonard A. Oppenheim	13,034,054	1,214,083	758,064	10,464,218
Kareem M. Irfan	11,573,188	2,574,571	858,442	10,464,218
Tanveer A. Khader	11,565,321	2,586,045	854,835	10,464,218

Each of the above nominees was elected to serve as a director until the next annual meeting or until the election and qualification of his or her successor.

The following proposals were approved:

Proposal 4. To approve the issuance of shares of Common Stock in one or more potential non-public transactions or debt for equity conversion transactions in accordance with Nasdaq Listing Rule 5635(d).

For	Against	Abstentions	Broker Non-Votes
12,314,670	2,416,176	275,355	10,464,218

Proposal 5. To approve an amendment to the Company’s 2018 Employee Stock Incentive Plan, as more fully described in the Proxy Statement.

For	Against	Abstentions	Broker Non-Votes
11,092,298	3,453,403	460,500	10,464,218

Proposal 6. To approve the issuance of shares of Common Stock to former security-holders of Jibestream Inc. (“Jibestream”), in connection with the Company’s acquisition of Jibestream pursuant to a Share Purchase Agreement the Company entered into in July 2019, for purposes of complying with Nasdaq Listing Rule 5635(a).

For	Against	Abstentions	Broker Non-Votes
12,321,585	1,513,482	1,171,134	10,464,218

Proposal 7. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstentions
22,742,437	2,026,403	701,579

Proposal 8. To adjourn the meeting with respect to the votes for proposals 2 and 3 in order to solicit additional proxies for such proposals.

For	Against	Abstentions
16,951,791	7,503,862	1,014,766

At the time of the Annual Meeting, there were insufficient votes to pass Proposals 2 and 3, which sought to approve (i) an amendment to the Articles of Incorporation to effect a reverse stock split of the Company’s outstanding Common Stock at a ratio between 1 for 2 and 1 for 50, to be determined at the discretion of the Board, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2), and (ii) an amendment to the Articles of Incorporation to increase the Company’s authorized shares of Common Stock from 250,000,000 to 500,000,000, respectively. As provided in the Company’s bylaws and with the authority of the proxies granted pursuant to Proposal 8, stockholders holding a majority of the shares represented at the Annual Meeting and entitled to vote have voted in favor of a motion to adjourn the meeting with respect to the votes for Proposals 2 and 3 in order to solicit additional proxies for such proposals. As announced at the Annual Meeting, such meeting will reconvene at 10:00 a.m. Pacific Time on November 15, 2019 at the offices of the Company, located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303. During the period of adjournment, the Company will continue to accept stockholder votes on Proposals 2 and 3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to the Inpixon 2018 Employee Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: October 31, 2019	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer